Exhibit 10.19

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into effective as of October 30, 2013, by and between UTAH AUTISM FOUNDATION, a Utah non-profit corporation (the “Foundation”) and GREAT BASIN SCIENTIFIC, INC., a Delaware corporation (“Great Basin”).

RECITALS:

WHEREAS, pursuant to and in accordance with the terms of that certain Reimbursement Agreement, dated as of October 30, 2013 between the Foundation and Great Basin (the “Reimbursement Agreement”), the Foundation has caused Bank of America, N.A. to issue a Letter of Credit on behalf of Great Basin for the benefit of one or more creditors as requested by Great Basin and approved by the Foundation (the “Letter of Credit”) in the amount of $1,800,000 (the “Credit Amount”); and

WHEREAS, as a condition to causing Bank of America, N.A. to issue the Letter of Credit for the benefit of Great Basin, and as consideration for the Foundation to cause the Letter of Credit to be issued, Great Basin has agreed to grant to the Foundation a continuing security interest in all of Great Basin’s personal property.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Foundation and Great Basin hereby agree as follows:

1. Security Interest. To secure Great Basin’s timely payment and performance of the “Obligations” (as defined below), Great Basin hereby transfers, conveys, assigns and grants to the Foundation a first-position security interest in all of Great Basin’s personal property, including, without limitation, all right, title and interest of Great Basin, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the “UCC” (as defined below)):

(a) all Accounts;

(b) all As-Extracted Collateral;

(c) all Chattel Paper;

(d) all Commercial Tort Claims;

(e) all Commodity Accounts;

(f) all Commodity Contracts;

(g) all Deposit Accounts;

(h) all Documents;

(i) all Equipment;

(j) all Fixtures;

(k) all General Intangibles;

(l) all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(m) all Instruments;

(n) all Intellectual Property;

(o) all Inventory; except to the extent sold by Great Basin in the ordinary course of business;

(p) all Investment Property;

(q) all Letter-of-Credit Rights;

(r) all Promissory Notes;

(s) all Software;

(t) all other personal property not otherwise described above;

(u) all books and records pertaining to the Collateral; and

(v) to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any person or entity with respect to any of the foregoing (collectively, the “Collateral”).

2. Obligations. The security interest granted by this Agreement is given as security for all indebtedness and obligations owed by Great Basin under the Reimbursement Agreement, Letter of Credit and this Agreement, including, without limitation, the following (collectively, the “Obligations”):

(a) payment of all amounts drawn on the Letter of Credit or any cash collateral in connection therewith, with interest thereon as set forth in the Letter of Credit;

(b) payment of all sums advanced by the Foundation to protect the Collateral, with interest thereon at the rate of 10% per annum;

(c) payment of all other sums, with interest thereon at the rate of 10% per annum, that may hereafter be loaned to Great Basin, or its successors or assigns, by the Foundation, or its successors or assigns when evidenced by a promissory note or notes or other instruments reciting that they are secured by this Agreement;

(d) performance of every obligation of Great Basin contained in this Agreement, the Letter of Credit or the Reimbursement Agreement including, without limitation, Sections 2 and 4 of the Reimbursement Agreement, or any other instrument;

(e) performance of every obligation of Great Basin contained in any agreement, document, or instrument now or hereafter executed by Great Basin reciting that the obligations thereunder are secured by this Agreement; and

(f) all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note.

3. Proceeds. As used in this Agreement, the term “Proceeds” means all of Great Basin’s proceeds (as such term is defined in the Utah Uniform Commercial Code in effect from time to time, the “UCC”) including all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of any of the Collateral or any interest therein.

4. Filing. Except as otherwise provided for herein, Great Basin covenants that so long as any portion of the Obligations remain unpaid or unperformed, Great Basin will not file or authorize the filing of a financing statement or security agreement covering the Collateral to anyone other than the Foundation. Great Basin authorizes the Foundation to prepare and file one or more financing statements or supplements thereto or other instruments as the Foundation may from time to time reasonably require to comply with the UCC or other applicable law to preserve, protect and enforce the security interest of the Foundation. In addition, Great Basin hereby authorizes the Foundation to file any change, financing statement or continuation statement in such form, with or without Great Basin’s signature, and in such places as may be appropriate.

5. Care of Collateral. Great Basin will keep in effect all licenses, permits and franchises required by law or contract relating to Great Basin’s business (if applicable), property or the Collateral; at all times defend Great Basin’s ownership and possession of and the Foundation’s security interest in the Collateral; keep the Collateral free from all claims, encumbrances and security interests; pay when due all taxes, license fees and other charges upon the Collateral or upon Great Basin’s business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Agreement. Loss of, damage to, or uncollectability of the Collateral or any part thereof will not release Great Basin from any of its obligations hereunder.

6. Representations, Warranties and Covenants. Great Basin represents, warrants, and covenants for the benefit of the Foundation that:

(a) Great Basin is the sole holder and owner, beneficially and as of record, of the Collateral and has not granted, pledged, transferred, hypothecated, created, assigned or otherwise created any rights in the Collateral to any person other than the Foundation;

(b) each of the patents comprising the Collateral is in full force and effect;

(c) the execution of this Agreement by Great Basin will not violate or conflict with (i) any legal requirement affecting Great Basin or any of its properties, including the Collateral, or (ii) any agreement by which Great Basin or the Collateral is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties;

(d) this Agreement has been validly executed and delivered by Great Basin and is the legal, valid and binding obligation of Great Basin, enforceable against Great Basin in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles;

(e) there is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Great Basin) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”) pending or, to the knowledge of Great Basin, threatened against or affecting Great Basin or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Great Basin or would materially and adversely affect Great Basin’s ability to perform its obligations under the Letter of Credit, the Reimbursement Agreement or this Agreement. There is no basis known to Great Basin for any such action, suit or proceeding. Great Basin is not (i) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Great Basin, (ii) subject to, or in default with respect to any other legal requirement that, would have a materially adverse effect on the business, operations, assets (including the Collateral) or condition (financial or otherwise) of Great Basin, or (iii) in default with respect to any agreement to which Great Basin is a party or by which it is bound. There is no Legal Action pending or, to the knowledge of Great Basin, threatened against or affecting Great Basin questioning the validity or the enforceability of this Agreement, the Letter of Credit, the Reimbursement Agreement or the Collateral;

(f) there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived;

(g) at any time upon the written request of the Foundation and at the sole expense of Great Basin, Great Basin will promptly execute and deliver any and all such further instruments and documents and take such further actions as the Foundation may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers granted herein, including, without limitation, the execution and filing of any financing or continuation statements under the UCC with respect to the security interest granted hereby and, if otherwise required hereunder, giving notice to any party of the Foundation’s first priority security interest in the Collateral;

(h) Great Basin will defend the right, title and interest hereunder of the Foundation as a continuing first priority security interest in the Collateral against the claims and demands of all persons whomsoever;

(i) Great Basin shall promptly provide the Foundation with any notice, written or oral, which Great Basin receives with respect to the Collateral;

(j) Great Basin shall not sell, convey, assign, pledge, lease, license, grant a security interest in or otherwise transfer any direct or indirect or beneficial interest in the Collateral to any other person or entity; except for inventory sold by Great Basin in the ordinary course of business;

(k) Great Basin will maintain insurance on the Collateral in such amounts and with such providers as are acceptable to the Foundation in its reasonable discretion;

(l) without providing at least thirty (30) days’ prior written notice to the Foundation, Great Basin will not change its name or its principal place of business; and

(m) no Event of Default, and no event which, with the giving of notice or passage of time or both, would constitute an Event of Default hereunder has occurred.

7. Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (a) Great Basin fails to pay any portion of the Obligations when due; (b) Great Basin fails to perform any undertaking or breaches any warranty or covenant in this Agreement, the Letter of Credit or the Reimbursement Agreement; or (c) any statement, representation or warranty of Great Basin in this Agreement, the Letter of Credit or the Reimbursement Agreement is untrue in any material respect when made. Waiver of any default will not constitute a waiver of any other or subsequent default hereunder.

8. Remedies. If an Event of Default exists, then Foundation may (a) accelerate the payment of all amounts due with respect to the Obligations, (b) exercise any collection rights with respect to any of the Collateral, (c) take possession of, sell or dispose of, or otherwise deal with such Collateral as permitted by the UCC, or (d) exercise or enforce any right or remedy that may be available to the Foundation with respect to such Collateral upon default, whether existing this Agreement, at law or in equity.

9. Application of Proceeds of Collateral. In the event of the repossession, sale, collection or other disposition of any of the Collateral pursuant to the terms of this Agreement, the proceeds thereof shall be applied as follows:

(a) First, to satisfaction of any reasonable costs and expenses, including attorneys’ fees, incurred in pursuing the enforcement action; and

(b) Second, to satisfaction of the Obligations.

10. Subordination Agreement. Great Basin and the Foundation acknowledge that Great Basin anticipates obtaining debt financing from Onset Financial, Inc. (“Onset”). Upon the request of Onset, and subject to the written consent of the Foundation, which consent will not be unreasonably withheld, the Foundation will subordinate the lien created hereby with respect to certain Collateral to any liens reasonably required by Onset as a condition to providing such debt financing.

11. Termination. This Agreement shall terminate and the Collateral shall be released from the lien of the Foundation at such time as the Obligations to the Foundation has been indefeasibly satisfied in full.

12. General.

(a) Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Agreement shall be delivered as follows:

If to Great Basin:	Great Basin Scientific, Inc.
West Valley City, Utah
Attn: Ryan Ashton

To Foundation:	Utah Autism Foundation
2012 Aspen View Court
Sandy, Utah 84092

(b) Assignment; Binding Upon Successors and Assigns. Great Basin may not assign any of its obligations hereunder without the prior written consent of the Foundation. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

(c) Entire Agreement. This Agreement, the Letter of Credit and the Reimbursement Agreement and the other documents and instruments contemplated by this Agreement set forth the entire agreement between Great Basin and the Foundation with respect to all matters herein, and supersede all prior and contemporaneous security agreements, representations and understandings of the parties, written or oral. No supplement, amendment or modification of this Agreement shall be binding unless executed in writing by Great Basin and the Foundation.

(d) No Waiver. Subject to the provisions of this Agreement requiring the response of the Foundation, no waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by Great Basin and the Foundation.

(e) Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the laws of the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

(f) Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FOUNDATION	UTAH AUTISM FOUNDATION, a Utah non-profit corporation

/s/ David R. Spafford

	By:	David R. Spafford
	Its:	President

GREAT BASIN	GREAT BASIN SCIENTIFIC, INC., a Delaware corporation

/s/ Ryan Ashton

	By:	Ryan Ashton
	Its:	President